UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [/]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]     Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[/]     Definitive Proxy Statement
[_]     Definitive Additional Materials
[_]     Soliciting Material Pursuant to Rule 14a-12

                                PERFICIENT, INC.
________________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[/]     No fee required.
[_]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which the transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

[_]     Fee paid previously with preliminary materials:
[_] Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount previously paid:

        (2) Form, Schedule or Registration No.:

        (3) Filing Party:

        (4) Date Filed:

                                PERFICIENT, INC.
           1120 South Capital of Texas Highway, Building 3, Suite 220
                               Austin, Texas 78746

                    Notice of Annual Meeting of Stockholders
                           To Be Held October 12, 2006

     NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of the Stockholders of Perficient, Inc. ("Perficient" or the "Company") will be held at the Company's headquarters located at 1120 South Capital of Texas Highway, Building 3, Suite 220, Austin, Texas 78746 on October 12, 2006 at 10:00 a.m. Central Time, for the following purposes:

     1. To elect five directors to hold office for a term of one year or until their successors have been duly elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors of Perficient has fixed the close of business on August 31, 2006 as the record date for the determination of stockholders of Perficient entitled to notice of and to vote at the Annual Meeting. Only holders of record of Perficient common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 1120 South Capital of Texas Highway, Building 3, Suite 220, Austin, Texas 78746, during ordinary business hours for the ten-day period prior to the 2006 Annual Meeting.

     Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

     Whether or not you plan to attend the 2006 Annual Meeting, you are asked to complete, sign and date the enclosed proxy and return it promptly by mail in the enclosed self-addressed envelope, which does not require postage if mailed in the United States. You may revoke your proxy at any time prior to the 2006 Annual Meeting. If you decide to attend the 2006 Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the 2006 Annual Meeting.

                                        By Order of the Board of Directors



                                        /s/ Paul E. Martin
                                        __________________________________

                                        Paul E. Martin
                                        Secretary

                                PERFICIENT, INC.
           1120 South Capital of Texas Highway, Building 3, Suite 220
                               Austin, Texas 78746

               Proxy Statement for Annual Meeting of Stockholders

     This Proxy Statement is furnished by the Board of Directors (the "Board of Directors") of Perficient, Inc., a Delaware corporation ("Perficient" or the "Company"), in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") to be held on October 12, 2006 at the Company's headquarters located at 1120 South Capital of Texas Highway, Building 3, Suite 220, Austin, Texas 78746 at 10:00 a.m. Central Time, and at any adjournment thereof. This Proxy Statement and the accompanying Notice and Proxy are being mailed to stockholders on or about September 18, 2006. The principal executive offices of Perficient are located at the address listed above.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

     Only holders of record of Perficient common stock, $.001 par value per share (the "Common Stock"), at the close of business on the record date, August 31, 2006 (the "Record Date"), will be entitled to vote at the Meeting and at all adjournments thereof. On the Record Date, there were outstanding and entitled to vote 26,884,011 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon. Votes cast, either in person or by proxy, will be tabulated by Continental Stock Transfer & Trust Company, the Company's transfer agent.

Quorum Required

     The Company's bylaws provide that the holders of a majority of the Company's outstanding shares of stock entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

     Proposal 1. Election of Directors. Directors of Perficient will be elected by a plurality of the vote of the outstanding shares of Common Stock, in person or by proxy, and entitled to vote at the Meeting. The nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total.

     A broker "non-vote" occurs on an item when shares held by a bank, broker or other nominee are present or represented at the meeting but such nominee is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instruction is given.

     Abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained and, therefore, will have no effect on the outcome of the vote on any such matter.

Proxies

     If a proxy is properly signed by a stockholder and is not revoked, the shares represented thereby will be voted at the Meeting in the manner specified on the proxy, or if no manner is specified with respect to any matter therein, such shares will be voted by the person designated therein in accordance with the recommendations of the Board of Directors as indicated in this Proxy Statement. If any of the nominees for director are unable to serve or for good cause will not serve, an event that is not anticipated by Perficient, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board of Directors or the Board of Directors may determine to reduce the size of the Board of Directors. A proxy may be revoked by the stockholder at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of Perficient, by duly executing and delivering to the Secretary of Perficient a proxy bearing a later date, or by voting in person at the Meeting.

Solicitation of Proxies

     Perficient will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Perficient may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of Perficient. No additional compensation will be paid to these individuals for any such service. In addition, Perficient has hired Morrow & Co., Inc. to assist Perficient with the solicitation of proxies from stockholders for a fee of approximately $3,500 plus costs and expenses to aid in the solicitation of proxies and to verify records relating to the solicitation.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of August 31, 2006 for (i) each person or entity who is known by us to own beneficially more than five percent (5%) of the outstanding shares of our Common Stock; (ii) each executive officer listed in the summary compensation table below; (iii) each of our directors and nominees; and (iv) all directors and executive officers as a group.


                                                                                Amount and Nature of
Name and Address of Beneficial Owner (1)                                      Shares Beneficially Owned         Percent of Class (2)
_______________________________________                                       _________________________         ____________________

John T. McDonald (3)                                                                          1,548,655                         5.6%
Jeffrey S. Davis (4)                                                                            208,645                            *
Paul E. Martin (5)                                                                               50,000                            *
Michael D. Hill (6)                                                                              24,986                            *
Richard T. Kalbfleish (7)                                                                        19,986                            *
David S. Lundeen (8)                                                                            428,962                         1.6%
Max D. Hopper (9)                                                                                55,000                            *
Kenneth R. Johnsen (10)                                                                          21,250                            *
Ralph C. Derrickson (11)                                                                         26,250                            *
Morton H. Meyerson (12)                                                                       2,008,013                         7.5%
Robert H. Drysdale (13)                                                                       1,731,176                         6.4%
2M Technology Ventures, L.P. (14)                                                             1,816,500                         6.8%
All executive officers and directors as a group (9 persons)                                   2,383,734                         8.5%
Total (15)                                                                                    6,122,923                        21.7%


(1)  Unless otherwise indicated, the address of each person or entity is 1120 South Capital of Texas Highway, Building 3, Suite 220,
     Austin, Texas 78746.
(2)  The percentage of Common Stock owned is based on total shares outstanding of 26,884,011 as of August 31, 2006.
(3)  Includes 935,294 shares of Common Stock issuable upon the exercise of options. Does not include options to purchase 493,751 shares of common stock that are not exercisable within 60 days of the date hereof. Mr. McDonald's total share ownership, including options that are not exercisable within 60 days of the date hereof, is 2,042,406.
(4)  Includes 57,436 shares of Common Stock issuable upon the exercise of options. Does not include options to purchase 239,063 shares of Common Stock that are not exercisable within 60 days of the date hereof. Mr. Davis's total share ownership, including options that are not exercisable within 60 days of the date hereof, is 447,708. Mr. Davis's address is One City Place
     Drive, Suite 190, St. Louis, Missouri 63141.
(5)  Mr. Martin's address is One City Place Drive, Suite 190, St. Louis, Missouri 63141.
(6)  Includes 13,750 shares of common stock issuable upon the exercise of options.
(7)  Includes 8,750 shares of Common Stock issuable upon the exercise of options. Mr. Kalbfleish's address is One City Place Drive,
     Suite 190, St. Louis, Missouri 63141.
(8)  Includes 125,000 shares of Common Stock issuable upon the exercise of options.
(9)  Includes 55,000 shares of Common Stock issuable upon the exercise of options.
(10) Includes 21,250 shares of Common Stock issuable upon the exercise of options.
(11) Includes 26,250 shares of Common Stock issuable upon the exercise of options.
(12) Includes 1,816,500 shares of Common Stock beneficially owned by 2M Technology Ventures, L.P. Mr. Meyerson's address is 3401
     Armstrong Avenue, Dallas, Texas 75205.
(13) Mr. Drysdale's address is 142 Hanapepe Loop, Honolulu, Hawaii 96825.
(14) 2M Technology Ventures, L.P.'s address is 3401 Armstrong Avenue, Dallas, Texas 75205.
(15) Includes 1,228,980 shares of Common Stock issuable upon the exercise of options.


Proposal 1. Election of Directors.

     At this year's Meeting, five directors will be elected to hold office for a term expiring at the next Annual Meeting of Stockholders:

             John T. McDonald
             Ralph C. Derrickson
             Max D. Hopper
             Kenneth R. Johnsen
             David S. Lundeen

     Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     If any of the Nominee Directors listed above becomes unable to serve or for good cause will not serve, an event that is not anticipated by us, (i) the shares represented by the proxies will be voted for a substitute nominee or substitute nominees designated by the Board of Directors or (ii) the Board of Directors may determine to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why any of the persons listed above may not be able to serve as directors if elected.

     The name and age of each of the executive officers, current directors and Nominee Directors of Perficient, and their respective positions with Perficient. Additional biographical information concerning each of the Nominee Directors and executive officers, including the period during which each such individual has served Perficient, follows the table.


   Name                            Age       Position
   ____                            ___       ________

   John T. McDonald                43        Chairman of the Board and Chief Executive Officer
   Jeffrey S. Davis                42        President and Chief Operating Officer
   Paul E. Martin                  46        Chief Financial Officer, Treasurer and Secretary
   Richard T. Kalbfleish           50        Controller and Vice President of Finance and Administration
   Ralph C. Derrickson             47        Director
   Max D. Hopper                   71        Director
   Kenneth R. Johnsen              53        Director
   David S. Lundeen                44        Director

     John T. McDonald joined us in April 1999 as Chief Executive Officer and was elected Chairman of the Board in March 2001. From April 1996 to October 1998, Mr. McDonald was President of VideoSite, Inc., a multimedia software company that was acquired by GTECH Corporation in October 1997, 18 months after Mr. McDonald became VideoSite's president. From May 1995 to April 1996, Mr. McDonald was a Principal with Zilkha & Co., a New York-based merchant banking firm. From June 1993 to April 1996, Mr. McDonald served in various positions at Blockbuster Entertainment Group, including Director of Corporate Development and Vice President, Strategic Planning and Corporate Development of NewLeaf Entertainment Corporation, a joint venture between Blockbuster and IBM. From 1987 to 1993, Mr. McDonald was an attorney with Skadden, Arps, Slate, Meagher & Flom in New York, focusing on mergers and acquisitions and corporate finance. Mr. McDonald currently serves as a member of the board of directors of Interstate Connections, Inc. Mr. McDonald received a B.A. in Economics from Fordham University and a J.D. from Fordham Law School.

     Jeffrey S. Davis became our Chief Operating Officer upon the closing of the acquisition of Vertecon in April 2002 and was named our President in 2004. He previously served the same role since October 1999 at Vertecon prior to its acquisition by Perficient. Mr. Davis has 13 years of experience in technology management and consulting. Prior to Vertecon, Mr. Davis was a Senior Manager and member of the leadership team in Arthur Andersen's Business Consulting Practice starting in January 1999 where he was responsible for defining and managing internal processes, while managing business development and delivery of products, services and solutions to a number of large accounts. Prior to Arthur Andersen, Mr. Davis worked at Ernst & Young LLP for two years, Mallinckrodt, Inc. for two years, and spent five years at McDonnell Douglas in many different technical and managerial positions. Mr. Davis has a M.B.A. from Washington University and a B.S. degree in Electrical Engineering from the University of Missouri.

     Paul E. Martin joined us in August 2006 as Chief Financial Officer, Treasurer and Secretary. From August 2004 until February 2006, Mr. Martin was the Interim co-Chief Financial Officer and Interim Chief Financial Officer of Charter Communications, Inc. ("Charter"), a publicly traded multi-billion dollar revenue domestic cable television multi-system operator. From April 2002 through April 2006, Mr. Martin was the Senior Vice President, Principal Accounting Officer and Corporate Controller of Charter and was Charter's Vice President and Corporate Controller from March 2000 to April 2002. Prior to Charter, Mr. Martin was Vice President and Controller for Operations and Logistics for Fort James Corporation, a manufacturer of paper products with multi-billion dollar revenues. From 1995 to February 1999, Mr. Martin was Chief Financial Officer of Rawlings Sporting Goods Company, Inc., a publicly traded multi-million dollar revenue sporting goods manufacturer and distributor. Mr. Martin received a B.S. degree with honors in accounting from the University of Missouri - St. Louis.

     Richard T. Kalbfleish joined us as Controller in November 2004 and became Vice President of Finance and Administration and Assistant Treasurer in May 2005. Prior to joining us, Mr. Kalbfleish served as Vice President of Finance and Administration with IntelliMark/Technisource, a national IT staffing company, for 11 years. Mr. Kalbfleish has over 21 years of experience at the Controller level and above in a number of service industries with an emphasis on acquisition integration and accounting, human resources and administrative support. Mr. Kalbfleish has a B.S.B.A. in Accountancy from the University of Missouri - Columbia.

     Ralph C. Derrickson became a member of our Board of Directors in July 2004. In 2001, he founded the RCollins Group, LLC, a management company that specializes in early stage technology companies, and is currently its Managing Director. Mr. Derrickson was managing director of venture investments at Vulcan Inc., an investment management firm with headquarters in Seattle, Washington from October 2001 to July 2004. Mr. Derrickson has more than 20 years of technology management experience in a wide range of settings including start-up, interim management and restructuring situations. He served as a board member of Metricom, Inc., a publicly traded company, from April 1997 to November 2001 and as Interim Chief Executive Officer of Metricom from February 2001 to August 2001. Metricom, Inc. voluntarily filed a bankruptcy petition in US Bankruptcy Court for the Northern District of California in July of 2001. Mr. Derrickson was also a founding partner of Watershed Capital, a private equity investment management company established August in 1998. Prior to Watershed, Mr. Derrickson managed venture investments at Vulcan Ventures. He served as vice president of product development at Starwave Corporation, one of the pioneers of the Internet. Earlier, Mr. Derrickson held senior management positions at NeXT Computer, Inc. and Sun Microsystems, Inc. He has served on the boards of numerous start-up technology companies. Mr. Derrickson is active in the business and entrepreneurship programs at the University of Washington and is a member of the advisory board of the Center for Technology Entrepreneurship. He also serves on the board of directors of the Northwest Entrepreneur Network, or NWEN. Mr. Derrickson holds a B.T. in systems software from the Rochester Institute of Technology.

     Max D. Hopper became a member of our Board of Directors in September 2002. Mr. Hopper began his information systems career in 1960 at Shell Oil and served with Electronic Data Systems, United Airlines and Bank of America prior to joining American Airlines. During Mr. Hopper's twenty-year tenure at American Airlines, he served as Chief Information Officer and as Chief Executive Officer of several business units. Most recently, he founded Max D. Hopper Associates, Inc., a consulting firm that specializes in the strategic use of information technology and eBusiness. Mr. Hopper currently serves on the board of directors for several companies such as Gartner Group, and several other private corporations.

     Kenneth R. Johnsen became a member of our Board of Directors in July 2004. He is the President and Chief Executive Officer of Parago, Inc., a marketing services transaction processor. Before joining Parago, Inc. in 1999, he served as President, Chief Operating Officer and director of Metamor Worldwide Inc., a multi-million dollar public technology services company specializing in information technology consulting and implementation. Metamor was later acquired by PSINet for $1.7 billion. At Metamor, Mr. Johnsen grew the IT Solutions Group revenue from $20 million to over $300 million within two years. His experience also includes 22 years at IBM where he held general management positions, including Vice President of Business Services for IBM Global Services and General Manager of IBM China/Hong Kong Operations. He achieved record revenue, profit and customer satisfaction levels in both business units.

     David S. Lundeen became a member of our Board of Directors in April 1998. From March 1999 through 2002, Mr. Lundeen was a partner with Watershed Capital, a private equity firm based in Mountain View, California. From June 1997 to February 1999, Mr. Lundeen was self-employed, managed his personal investments and acted as a consultant and advisor to various businesses. From June 1995 to June 1997, he served as the Chief Financial Officer and Chief Operating Officer of The BISYS Group, Inc. From January 1990 until June 1995, Mr. Lundeen served as President of Blockbuster Technology and as Vice President of Finance of Blockbuster Entertainment Corporation. Prior to that time, Mr. Lundeen was an investment banker with Drexel Burnham Lambert in New York City. Mr. Lundeen currently serves as a member of the board of directors of Parago, Inc., and as Chairman of the Board of Interstate Connections, Inc. Mr. Lundeen received a B.S. in Engineering from the University of Michigan in 1984 and an M.B.A. from the University of Chicago in 1988. Our Board of Directors has determined that Mr. Lundeen is an audit committee financial expert, as such term is defined in the rules and regulations promulgated by the Securities and Exchange Commission.

     All directors hold office until the next annual meeting of our stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal. There are no family relationships between any of our directors and executive officers.

     The affirmative vote of the holders of a plurality of the shares of Common Stock voted in person or by proxy at the Meeting is required for the election of each director. Accordingly, abstentions and "broker non-votes" will have no effect on the outcome of the election of directors assuming a quorum is present or represented by proxy at the Meeting. Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of each of the Nominee Directors.

     The Board of Directors recommends a vote "FOR" the election of each of the Nominee Directors.

                         SECTION 16 BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors, and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq Stock Market. Based solely on a review of the copies of reports furnished to us and written representations from our executive officers, directors and persons who beneficially own more than ten percent of our equity securities, we believe that, during the preceding year, all filing requirements applicable to our officers, directors and ten percent beneficial owners under
Section 16(a) were satisfied except that the following individual failed to timely file an Initial Statement of Beneficial Ownership on Form 3:

     Richard T. Kalbfleish     VP of Finance and Administration


     and, except that the following individuals failed to timely file a Statement of Change in Beneficial Ownership on Form 4:

     John T. McDonald          Chairman of the Board and Chief Executive Officer
     David S. Lundeen          Director
     Max D. Hopper             Director
     Robert Pickering, Jr.     Former Director


                         COMPOSITION AND MEETINGS OF THE
                        BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors is currently comprised of five directors. The Board of Directors has affirmatively determined that a majority of the directors qualify as independent directors as defined by Securities and Exchange Commission regulations and Nasdaq Stock Market listing standards. The independent directors are Ralph C. Derrickson, Max D. Hopper, Kenneth R. Johnsen and David S. Lundeen. Robert E. Pickering, Jr. also served as a director through the completion of his term, which ended in November 2005.

     During fiscal year 2005, the Board of Directors held six meetings and acted by unanimous written consent nine times. Each of the directors attended at least 85% of the aggregate of all meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors of which each respective director was a member during the time he was serving as such during the fiscal year ended December 31, 2005. All members of the Board of Directors are encouraged to attend the annual meetings of stockholders.

Committees of the Board of Directors

     The Board of Directors has created a Compensation Committee, a Nominating Committee and an Audit Committee. Each member of the committees is independent as defined by Securities and Exchange Commission regulations and Nasdaq Stock Market listing standards.

Compensation Committee

     The Compensation Committee establishes salaries, incentives and other forms of compensation for Perficient's directors, executive officers and key employees and administers its equity incentive plans and other incentive and benefit plans. This committee held one meeting and acted eight times by unanimous written consent during fiscal year 2005. The members of the Compensation Committee are Max D. Hopper, Kenneth R. Johnsen, and David S. Lundeen. Mr. Lundeen serves as chairman of the Compensation Committee.

Audit Committee

     The Board of Directors has created an Audit Committee. Each member of the Audit Committee is independent as defined by Nasdaq Stock Market listing standards.

     The Audit Committee has the sole authority to appoint, retain and terminate the Company's independent accountants and is directly responsible for the compensation, oversight and evaluation of the work of the independent accountants. The independent accountants report directly to the Audit Committee. The Audit Committee also has the sole authority to approve all audit engagement fees and terms and all non-audit engagements with our independent accountants and must pre-approve all auditing and permitted non-audit services to be performed for us by the independent accountants, subject to certain exceptions provided by the Securities Exchange Act of 1934. A copy of the current Audit Committee Charter was attached to the proxy statement for our 2004 Annual Meeting of Stockholders and is available in print upon request by any stockholder.

     This committee held five meetings during fiscal year 2005. The members of the Audit Committee are Max D. Hopper, David S. Lundeen and Ralph C. Derrickson. Robert E. Pickering, Jr. served as a member of the Audit Committee through the completion of his term, which ended in November 2005. Upon Mr. Pickering's departure, Mr. Derrickson was elected to fill the vacancy on the Audit Committee. Mr. Lundeen serves as chairman of the Audit Committee. The Board of Directors has determined that Mr. Lundeen is qualified as our Audit Committee financial expert within the meaning of Securities and Exchange Commission regulations and that he has accounting and related financial management expertise within the meaning of the listing standards of the Nasdaq Stock Market. The Board of Directors has affirmatively determined that Mr. Lundeen qualified as an independent director as defined by the Nasdaq Stock Market listing standards.

Nominating Committee

     The Nominating Committee is responsible for advising the Board of Directors on appropriate composition of the board and its committees, evaluating potential director nominees and nominating directors for election, approving the compensation for non-employee directors, advising the Board of Directors on corporate governance practices and overseeing new director orientation and the annual review of the performance of the Board of Directors. The Nominating Committee was created by resolution of the Board of Directors and does not have a formal charter.

     This committee held no meetings and acted one time by unanimous written consent during fiscal year 2005. The members of the Nominating Committee are David S. Lundeen and Max D. Hopper. Robert E. Pickering, Jr. served as a member of the Nominating Committee through the completion of his term, which ended in November 2005. Upon Mr. Pickering's departure, Mr. Hopper was elected to serve in his stead.

Identification of Director Candidates

     The Nominating Committee is responsible for evaluating potential or suggested director nominees and identifying individuals qualified to become members of the Board of Directors. This committee will also evaluate persons suggested by stockholders and conduct the appropriate inquiries into the backgrounds and qualifications of all possible nominees. The Nominating Committee will establish criteria for selecting new director nominees and will determine each proposed nominee's qualifications for service on the Board of Directors. Each nominee should be a person of integrity and be committed to devoting the time and attention necessary to fulfill his or her duties to the Company.

     Pursuant to the bylaws of Perficient, nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder entitled to vote in the election of Directors at the meeting who complies with the notice procedures set forth in this paragraph. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. Such stockholder's notice shall set forth:

     (A) the name, age, business address and residence address of such person;

     (B) the principal occupation or employment of such person;

     (C) the class and number of shares of the corporation which are beneficially owned by such person;

     (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and

     (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serve as a director if elected).

     Any nominations received from stockholders must be in full compliance with applicable laws and with the bylaws of Perficient.

Communications with the Board

     Communications by stockholders or by other parties may be sent to the Board of Directors by U.S. mail or overnight delivery and should be addressed to the Board of Directors c/o Secretary, Perficient, Inc., 1120 South Capital of Texas Highway, Building 3, Suite 220, Austin, Texas 78746. Communications directed to the Board of Directors, or one or more directors, will be forwarded directly to the designated director or directors and may be made anonymously.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning the annual and long-term compensation earned by the individuals who served as our Chief Executive Officer and all other executive officers during fiscal year 2005 for services rendered in all capacities during the years presented.



                                              Annual Compensation(1)            Long Term Compensation Awards
                                                                 Other            Restricted      Securities
                                                                 Annual              Stock        Underlying          All Other
Name and Principal Position   Year  Salary($)   Bonus($)     Compensation($)     Awards($)(2)    Options(#)(3)   Compensation ($)(4)
John T. McDonald              2005  $ 250,000  $ 338,359   $           16,273                -               -   $               420
Chief Executive Officer       2004  $ 237,500  $ 355,408   $           12,959   $    1,104,250         400,000                   420
   and Chairman of the        2003  $ 225,000  $ 200,048   $            3,000                -         425,000
   Board

Jeffrey S. Davis              2005  $ 228,000  $ 197,301   $            9,489                -               -   $               420
President and                 2004  $ 216,629  $ 161,992   $           15,324   $      552,125         200,000   $               420
Chief Operating Officer       2003  $ 205,000  $ 145,813   $            3,000   $            -         250,000

Michael D. Hill               2005  $ 110,000  $  41,696   $                -   $      100,000               -   $               183
Chief Financial Officer(5)    2004  $  96,250  $  43,210   $                -                -          50,000   $               160

Richard T. Kalbfleish         2005  $ 130,000  $  42,227   $                -   $      100,000               -   $               580
VP of Finance and
Administration(6)

____________________

(1)  Mr. McDonald's previous employment agreement, which was approved by the Board of Directors on March 29, 2004 and was in effect until December 31, 2005, specified a salary increase to $250,000 per annum if our net revenue per quarter equals or exceeds ten million dollars at any time following January 1, 2004.

(2)  In December 2004, Mr. McDonald was granted 175,000 shares of restricted stock and Mr. Davis was granted 87,500 shares of restricted stock, the fair market value of which was $6.31 per share. The restricted stock shall vest over seven years in the following increments: 15% on December 15, 2006; 10% on each of December 15, 2007 and December 15, 2008; 15% on December 15,
     2009; 25% on December 15, 2010; and 25% on December 15, 2011. This vesting schedule includes certain accelerated vesting provisions that provide for conversion to pro-rata or straight-line vesting over the seven year period in the event certain performance targets are met.

     In December 2005, Mr. Hill and Mr. Kalbfleish were each granted 11,236 shares of restricted stock, the fair market price of which was $8.90 per share. The restricted stock shall vest over six years in the following increments: 15% on December 15,
     2006; 10% on each of December 15, 2007 and December 15, 2008; 15% on December 15, 2009; 25% on December 15, 2010; and 25% on
     December 15, 2011. This vesting schedule includes certain accelerated vesting provisions that provide for conversion to pro-rata or straight-line vesting over the six year period in the event certain performance targets are met.

     There have been no dividends paid with respect to the restricted stock. The value of the restricted stock disclosed above as of December 31, 2005 was: Mr. McDonald, $1,559,250; Mr. Davis, $779,625; Mr. Hill, $100,113; Mr. Kalbfleish, $100,113. This
     amount was calculated by multiplying the number of shares subject to each award by the $8.91 closing price of our Common Stock on December 30, 2005 as reported by the Nasdaq Stock Market.

(3)  In December 2004, Mr. McDonald was granted options to purchase 400,000 shares of our Common Stock with an exercise price of
     $6.31. In December 2004, Mr. Davis was granted options to purchase 200,000 shares of our Common Stock with an exercise price of
     $6.31 per share. In January 2004, Mr. Hill was granted options to purchase 50,000 shares of our Common Stock with an exercise price of $3.00 per share.

(4)  Value of benefit from the Company match portion of contributions to the Company's 401(k) Plan.

(5)  Mr. Hill joined us in February 2004 as our Chief Financial Officer. Effective August 21, 2006, Mr. Hill became our Vice
     President of Strategic Finance and Paul E. Martin became our Chief Financial Officer.

(6)  Mr. Kalbfleish was promoted to Vice President of Finance and Administration in March 2005.


Option Grants in Last Fiscal Year to Named Executive Officers

     There were no grants of stock options by us during the year ended December 31, 2005 to the named executive officers.

Option Exercises and Fiscal Year End Values

     The following table sets forth information concerning the fiscal year-end number and value of unexercised options (market price of our Common Stock less the exercise price with respect to the named executive officers). No stock appreciation rights were outstanding as of December 31, 2005.

                              Shares                              Number of
                            Acquired on       Value         Securities Underlying             Value of Unexercised
                             Exercise        Realized        Unexercised Options              in-the-Money Options
Name                            (#)            ($)         at December 31, 2005(#)         at December 31, 2005($)(1)
                                                          Exercisable   Unexercisable      Exercisable   Unexercisable
John T. McDonald                 36,316     $ 280,145        1,008,978         560,417     $ 6,769,662    $ 2,122,107
Jeffrey S. Davis                120,300     $ 830,050          238,582         272,917     $ 1,825,464    $ 1,021,982
Michael D. Hill                       -     $       -           21,875          28,125     $   129,281    $   166,219
Richard T. Kalbfleish                 -     $       -            5,000          15,000     $    13,350    $    40,050
____________________

(1)  Based on the fair market value of Perficient's Common Stock at December 30, 2005 ($8.91 per share), as reported on the Nasdaq Stock Market.

Compensation of Directors

     The director compensation plan provides for the following:

     o Each new member of the Board of Directors will receive an option for 15,000 shares, vesting ratably over a three-year period.

     o Each non-employee member of the Board of Directors will receive $500 for each meeting of the Board of Directors attended.

     o Each Audit Committee member will receive $1,250 for each Audit Committee meeting.

     o Each Compensation Committee member will receive $500 for each Compensation Committee meeting.

     o The chairman of the Audit Committee will receive an additional $5,000 quarterly and 5,000 vested options annually.

     o The chairman of the Compensation Committee will receive an additional $2,500 quarterly.

     o Each non-employee member of the Board of Directors will receive 5,000 vested options annually.

     o Each member of the Board of Directors who serves on any committees of the Board of Directors will receive an additional 5,000 vested options annually.

     In 2005, Mr. Derrickson received $1,500, Mr. Lundeen received $28,750, Mr. Hopper received $6,250, Mr. Pickering received $5,750, and Mr. Johnsen received $2,500 in Board of Directors fees for fiscal 2005. In addition, in 2005, Mr. Derrickson received 10,000 options, fully vested, for being a non-employee member of the Board of Directors and for serving on the Audit Committee, Mr. Hopper received 35,000 options, fully vested, for being a non-employee member of the Board of Directors and for serving on the Compensation, Audit and Nominating Committees, Mr. Johnsen received 10,000 options, fully vested, for being a non-employee member of the Board of Directors and for serving on the Compensation Committee, Mr. Pickering received 10,000 options, fully vested, for being a non-employee member of the Board of Directors and for serving on the Nominating Committee, and Mr. Lundeen received 45,000 options, fully vested, for being a non-employee member of the Board of Directors, for serving on the Compensation and Nominating Committees, and for chairing and serving on the Audit Committee. All directors are reimbursed for reasonable expenses incurred by them in attending Board and Committee meetings. In March 2005, the director compensation plan was amended to increase the cash compensation payable to the chairman of the Audit Committee and the Compensation Committee to $5,000 and $2,500 per quarter, respectively.

Employment Arrangements

     We had a two-year employment agreement with Mr. McDonald that expired on December 31, 2005. This employment agreement provided for the following compensation:

     o an annual salary of $225,000 with an increase to $250,000 per annum if the Company's net revenue per quarter equaled or exceeded ten million dollars at any time following January 1, 2004;

     o the grant of options to purchase 150,000 shares of our Common Stock for each year of service under the agreement, vesting over a four-year period and all granted at the beginning of the employment agreement;

     o an annual performance bonus equal to 100% of Mr. McDonald's annual salary in the event we achieved certain performance targets approved by our Board of Directors; and

     o 24 months' severance pay plus bonus, option vesting acceleration and benefits and the use of his office and administrative assistance if Mr. McDonald was terminated without cause (or if he voluntarily terminated his employment following a change in control).

     Mr. McDonald achieved his entire annual performance bonus in each of 2004 and 2005 in accordance with the terms of his previous employment agreement with us.

     On March 28, 2006, we entered into a new three-year employment agreement with Mr. McDonald, to be effective as of January 1, 2006, which will expire December 31, 2008. Mr. McDonald's new employment agreement provides for the following compensation:

     o an annual salary of $250,000;

     o an annual performance bonus of up to 200% of Mr. McDonald's annual salary in the event we achieve certain performance targets approved by our Board of Directors;

     o death benefits of a lump-sum payment equal to two years' annual salary and maximum target bonus;

     o disability benefits of two years' annual salary and maximum target bonus, paid over 24 months;

     o severance benefits of a lump-sum payment equal to two years' annual salary and maximum target bonus, option and restricted stock vesting acceleration, and welfare benefits and the use of his office and administrative assistance for 24 months if Mr. McDonald is terminated without cause; and

     o severance benefits as specified above if Mr. McDonald's employment is terminated for any reason at any time within the two-year period following a change in control, as well as compensation for any excise taxes paid as a result of excess parachute payments arising from the change in control.

     Mr. McDonald has agreed to refrain from competing with us for a period of five years following the termination of his employment.

     We had a two-year employment agreement with Mr. Davis that expired on June 30, 2006. This employment agreement provided for the following compensation:

     o an annual salary of $205,000;

     o an annual performance bonus equal to 50% of his annual salary in the event we achieved certain performance targets approved by our Board of Directors;

     o 12 months' severance pay, option vesting acceleration and other health and medical benefits if Mr. Davis was terminated without cause, and if the termination followed a change in control, he would also have received the performance bonus of 50% of his annual salary.

     Mr. Davis's salary was increased to $228,000 in 2004 as a result of the Company's net revenue per quarter exceeding ten million dollars. Mr. Davis achieved his entire annual performance bonus in each of 2004 and 2005 in accordance with the terms of his employment agreement with us.

     Mr. Davis's salary was increased to $250,000 effective January 1, 2006 as approved by our Chief Executive Officer.

     On August 3, 2006, we entered into a new three-year employment agreement with Mr. Davis, President and Chief Operating Officer, to be effective as of July 1, 2006, which will expire June 30, 2009. Mr. Davis's new employment agreement provides for the following compensation:

     o an annual salary of $250,000;

     o an annual performance bonus of up to 200% of Mr. Davis's annual salary in the event we achieve certain performance targets approved by our Chief Executive Officer;

     o death benefits in the form of a lump-sum payment equal to one year's annual salary and maximum target bonus;

     o disability benefits equal to one year's annual salary and maximum target bonus to be paid over a twelve-month period;

     o severance benefits in the form of a lump-sum payment equal to one year's annual salary and maximum target bonus, option and restricted stock acceleration, and welfare benefits if Mr. Davis is terminated without cause or voluntarily resigns within 30 days after the appointment of a new Chief Executive Officer;

     o immediate vesting of 50% of all unvested stock option grants and restricted stock grants previously awarded to Mr. Davis upon the occurrence of a change in control; and

     o severance benefits as specified above if Mr. Davis's employment is terminated without cause in connection with or at any time following a change in control.

     Mr. Davis has agreed to refrain from competing with us for a period of five years following the termination of his employment.

     On July 19, 2006, our Board of Directors appointed Mr. Martin to the position of Chief Financial Officer and on July 20, 2006, we entered into an offer letter with Mr. Martin pursuant to which Mr. Martin became our Chief Financial Officer on August 21, 2006. The offer letter, as amended, provides for the following compensation:

     o an annual salary of $215,000;

     o a restricted stock grant of 50,000 shares of our Common Stock, vesting over five years, subject to approval by the Board;

     o immediate vesting of 50% of Mr. Martin's restricted stock grant upon the occurrence of a change of control with the immediate vesting of the remainder of such restricted stock if Mr. Martin is terminated without cause or resigns with good reason in connection with or within the first year after a change of control;

     o an annual performance bonus equal to 40% of Mr. Martin's base salary in the event we achieve certain performance targets approved by the Chief Executive Officer;

     o severance benefits equal to six months' annual salary if Mr. Martin is terminated without cause or resigns with good reason after 270 days of service with us, with such benefits increasing to one year's annual salary after 450 days of service; and

     o severance benefits if Mr. Martin is terminated without cause or resigns with good reason in connection with or within the first year after a change of control equal to (i) six months' annual salary if the change of control occurs within the first 270 days of Mr. Martin's service with us, or (ii) one year's annual salary if the change of control occurs thereafter.

       Mr. Martin's compensation is subject to review and adjustment on an annual basis in accordance with the Company's compensation policies as in effect from time to time.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of Messrs. Hopper, Johnsen and Lundeen. None of these committee members was an officer or employee of our company or any of our subsidiaries at any time during fiscal 2005 or at any other time. None of our executive officers served on the board of directors of any company of which one of our directors was an executive officer.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Compensation Committee") has responsibility for overseeing all compensation arrangements affecting executive officers. The Compensation Committee's duties include reviewing and approving officers' salaries and benefits, setting the executive bonus plan, and administering the executive bonus plan, the stock incentive plan and the employee stock purchase plan. The Compensation Committee advises and consults with management regarding benefits and significant compensation policies and practices. The Compensation Committee also considers nominations of candidates for officer positions.

General Compensation Philosophy

     The Compensation Committee believes that executive officers' salaries and overall compensation should be competitive with its peer companies, but with an emphasis on incentive compensation based upon the Company's overall performance. Accordingly, compensation for executives is comprised of relatively low base salaries, as compared to peer companies, with participation in an executive bonus plan with target bonuses based upon the Company's annual operating plan. In addition, the Compensation Committee uses stock options and restricted stock to help retain and motivate executives and other employees with the goal of improving long-term performance and aligning employees' interests with those of the stockholders. The Compensation Committee engaged its own independent executive compensation consultant in December 2004 to advise and consult with the Compensation Committee as to compensation practices and strategies. The Compensation Committee also adopted a policy of using restricted stock grants with long-term, back-end loaded vesting restrictions in lieu of stock option grants in December 2004, and in 2005 implemented an employee stock purchase plan.

Components of Compensation

     The key elements of executive compensation are salary, bonus and equity compensation awards. In determining each component of compensation, the Compensation Committee considers an executive's total compensation package, recommendations of the Company's Chief Executive Officer, and other objective and subjective criteria that the Compensation Committee deems appropriate.

Salaries

     The Compensation Committee reviews the salary of each executive annually and makes adjustments when the Committee thinks they are appropriate. The Compensation Committee considers each executive's responsibilities, specific experience and performance, compensation practices of similarly situated companies and the executive's overall contribution to the Company. As noted above, the Compensation Committee has tried to keep salaries at the low end as compared to peer companies, with emphasis on providing incentive compensation through the executive bonus plan and the long-term stock incentive plan.

Bonuses

     The 2005 executive bonus plan provided for target bonus percentages based on the participants' annual salaries as in effect on January 1, 2005. The bonus payments were contingent upon meeting certain goals based on the 2005 operating plan as approved by the Board of Directors and meeting the fully diluted earnings per share targets discussed and agreed by the Compensation Committee and management. Of the bonus potential, 80% of the target bonus was based on achieving EBITDA goals, and the remaining 20% of the target bonus was based on achieving revenue goals. Executive bonuses are discretionary and based on each executive's specific performance during the year taken in context of the Company's overall performance. The Compensation Committee may, at its discretion, make adjustments to the executive bonus plan.

Stock Options and Restricted Stock Grants

     In 2005, the Board of Directors adopted the Amended and Restated 1999 Stock Option/Stock Issuance Plan (the "Plan"), which was approved by the stockholders at the 2005 Annual Meeting. Employees, consultants and non-employee directors may receive awards under the Plan. The Compensation Committee uses the Plan to help attract, motivate and retain personnel and to reward them for contributions to the Company. The Compensation Committee administers the Plan in full compliance with Rule 16b-(3) under the Securities Exchange Act of 1934. The Compensation Committee determines the incentive awards granted to each participant and the terms, conditions and limitations applicable to each award. During 2005, after a review of peer companies and taking into consideration changes in the accounting for stock options, the Compensation Committee determined that future incentive grants under the Plan should be made pursuant to a long-term equity incentive plan that uses restricted stock with long-term vesting requirements in lieu of more traditional stock option grants.

2005 Employee Stock Purchase Plan

     In 2005, the Compensation Committee approved the 2005 Employee Stock Purchase Plan (the "ESPP"), which was approved by the stockholders at the 2005 Annual Meeting. A total of 500,000 shares of Common Stock are reserved for issuance under the ESPP.

     The ESPP is a broadly-based stock purchase plan in which any eligible employee may elect to participate by authorizing the Company to make payroll deductions in a specific amount or designated percentage to pay the exercise price of an option. In no event will an employee be granted an option under the ESPP that would permit the purchase of Common Stock with a fair market value in excess of $25,000 in any calendar year.

     There are four three-month offering periods in each calendar year beginning on January 1, April 1, July 1, and October 1, respectively. The exercise price of options granted under the ESPP is an amount equal to 95% of the fair market value of the Common Stock on the date of exercise (occurring on, respectively, March 31, June 30, September 30, and December 31). The ESPP is designed to comply with Section 423 of the Code and thus is eligible for the favorable tax treatment afforded by Section 423.

Non-Employee Board of Directors Compensation Plan

     In 2005, the Compensation Committee approved certain changes to the non-employee Board of Directors Compensation Plan previously approved in 2004. Under this compensation plan, non-employee directors received stock option grants for service on the Board of Directors and service on one or more committees of the Board during 2005. Stock options for a total of 75,000 shares of Common Stock were issued to the non-employee directors in 2005. In addition, the Compensation Committee increased the cash compensation payable to the chairperson(s) of the Audit and Compensation Committees in 2005, in recognition of the increased workload such positions entail given the Company's substantial growth over the past two years and in light of the current regulatory environment.

Compensation of our Chief Executive Officer

     The Compensation Committee considered the Company's overall performance in determining our Chief Executive Officer's 2005 bonus and reviewing his salary. Our CEO's target bonus was set at 125% of his salary in effect on January 1, 2005 of $250,000. Based on having achieved the EBITDA and revenue goals of the Company in 2005 set by the Compensation Committee, the CEO received a bonus of $338,359. In addition, on December 15, 2004, our CEO was granted 175,000 shares of restricted stock under the long-term equity incentive plan. This equity grant vests over seven years, with a vesting schedule that is back-end loaded but includes certain accelerated vesting provisions that provide for conversion to pro-rata or straight-line vesting over the seven-year period in the event certain performance targets are met. The performance targets are defined as when and if the Company's trailing four quarters of revenue exceeds $150 million in aggregate by December 15, 2007 with target EBITDA margins equal to or greater than 15%.

     In addition to salary, bonus and stock incentive grants, our Chief Executive Officer is eligible to participate in benefit plans generally available to our other employees, including the employee stock purchase plan, health, dental and disability benefits, and our 401(k) plan.

Compensation of our other Executive Officers

     As outlined above, the Compensation Committee determines the bonus targets for the other executive officers participating in the executive bonus plan and approves all grants of restricted stock and stock options under the Plan. The Compensation Committee has authorized our Chief Executive Officer to make all other decisions regarding the compensation of the other executive officers of the Company, subject to the terms of any applicable employment agreements, under the direction and supervision of the Compensation Committee.

     In addition to salary, bonus and stock incentive grants, each of our other executive officers is eligible to participate in benefit plans generally available to our other employees, including the employee stock purchase plan, health, dental and disability benefits, and our 401(k) plan.

Section 162 of the Internal Revenue Code

     The Company attempts to take all proper tax deductions while maintaining the ability to pay compensation which is deemed to be in the Company's interest, but which may not be deductible. Section 162 of the Internal Revenue Code generally imposes a $1 million per person annual limit on the amount of compensation paid to its officers unless the compensation is performance based. The 2005 executive bonus plan and the long-term equity incentive plan provide for performance based criteria which are intended to comply with Section 162.

     Each of the members of the Compensation Committee is independent within the meaning of the Company's Corporate Governance Guidelines and the listing standards of the Nasdaq Stock Market.

     This report has been furnished by the members of the Compensation
Committee.

                                        David S. Lundeen, Chair
                                        Max D. Hooper
                                        Kenneth R. Johnsen


                            CERTAIN RELATIONSHIPS AND
                           RELATED PARTY TRANSACTIONS

     In November 2005, John T. McDonald, our Chairman of the Board and Chief Executive Officer, exercised a warrant for 38,350 shares of Common Stock. This warrant was originally purchased by Mr. McDonald in connection with his purchase of Series A Preferred Stock of the Company in 2001.

                             AUDIT COMMITTEE REPORT

     The following is the report of the Audit Committee (the "Committee") with respect to the audit of our fiscal 2005 audited consolidated financial statements:

     Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005, were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements in the Annual Report with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm's independence. The Audit Committee reviewed nonaudit services provided by its independent auditors for the last fiscal year, and determined that those services are not incompatible with maintaining the auditors' independence.

     Based upon the Committee's discussion with management and the independent auditors and the Committee's review of the representation of management and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

     Submitted by the Audit Committee of the Board of Directors:

                                        David S. Lundeen (Chairman)
                                        Max D. Hopper
                                        Ralph Derrickson


External Auditors

     A representative of BDO Seidman, LLP is expected to be present at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she desires to do so.

     The following table discloses the approximate fees paid to BDO Seidman, LLP for the fiscal years ending December 31, 2005, and December 31, 2004.

                                             Year Ended December 31,
                                            ________________________

                                                 2005        2004
                                            ____________  __________

     Audit fees...........................   $ 1,056,000  $ 145,000
     Audit-related fees...................   $     5,000  $   4,000
     Tax fess.............................   $         -  $       -
     All other fees.......................   $         -  $       -

     Audit fees represent fees for professional services provided in connection with the audit of our annual financial statements and of management's assessment and the operating effectiveness of internal control over financial reporting included in our Annual Report on Form 10-K, the quarterly reviews of financial statements included in our Quarter Reports on Form 10-Q, other statutory or regulatory filings, and services that are normally provided in connection with such filings.

     Audit-related fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our annual or quarterly financial statements.

     Although there were none in 2005 and 2004, tax fees would primarily include professional services performed with respect to review of our original and amended tax returns and those of our consolidated subsidiaries, and for state, local and international tax consultation.

     Although there were none in 2005 and 2004, all other fees would represent fees for other permissible work performed that does not meet the above category descriptions.


Audit Committee Pre-Approval Policies and Procedures

     The Audit Committee has adopted policies and procedures relating to the pre-approval of all audit services, and non-audit services that are permitted by applicable laws and regulations, that are to be performed by our independent auditors. As part of those policies and procedures, the Audit Committee has pre-approved specific audit and audit-related services that may be provided by our independent auditors subject to certain maximum dollar amounts. No further approval by the Audit Committee is required in advance of services falling within the specific types of services and cost-levels included in the pre-approved services. Any proposed services not specifically pre-approved or exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. No services of any kind were approved pursuant to a waiver permitted pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Any stockholder proposals intended to be presented at Perficient's next annual meeting of stockholders must be received by Perficient at its offices at 1120 South Capital of Texas Highway, Building 3, Suite 220, Austin, Texas 78746, on or before January 31, 2007, for consideration for inclusion in the proxy material for such annual meeting of stockholders.

     For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2007 Annual Meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if: (1) management receives notice of the proposal before the close of business on January 31, 2007, and advises stockholders in the 2007 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) management does not receive notice of the proposal prior to the close of business on January 31, 2007. Notices of intention to present proposals at the 2007 Annual Meeting should be addressed to Perficient at its offices at 1120 South Capital of Texas Highway, Building 3,
Suite 220, Austin, Texas 78746.

                          COMPARATIVE STOCK PERFORMANCE

     The following graph compares the cumulative five-year total stockholder return on our Common Stock from December 31, 2000 through December 31, 2005, with the cumulative total return on (i) the Nasdaq Composite Index and (ii) the Goldman Sachs Technology Index - Computer Services Index. The comparison assumes the investment of $100 on December 29, 2000, in our Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends.


              [COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN GRAPH]


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

                                12/29/00          12/31/01          12/31/02         12/31/03         12/31/04           12/30/05
___________________________________________________________________________________________________________________________________

 Perficient, Inc.               $    100         $     19.17       $    16.67       $    37.33       $    109.33        $   148.50

___________________________________________________________________________________________________________________________________

 Nasdaq Composite Index         $    100         $     78.95       $    54.06       $    81.09       $     88.06        $    89.27

___________________________________________________________________________________________________________________________________

 GSTI Computer Services Index   $    100         $    105.89       $    66.56       $    82.31       $     88.69        $    93.99

                                  OTHER MATTERS

     The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Meeting. If any other matters come before the Meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy. Whether or not you plan to attend the Meeting in person, please complete, sign, date and return the enclosed proxy card promptly.

                              FORM 10-K, AS AMENDED

     Perficient will furnish, without charge to each person solicited and to each beneficial owner of its securities, on the written request of such person, a copy of its Annual Report on Form 10-K, as amended, except for the exhibits to such Form 10-K but including the financial statements filed with such Form 10-K. Perficient will furnish any exhibit to the Form 10-K upon the payment of a reasonable fee which shall be limited to its reasonable expenses in furnishing such exhibit. Requests should be directed to Mr. Paul E. Martin, Perficient, Inc., 1120 South Capital of Texas Highway, Building 3, Suite 220, Austin, Texas 78746, telephone number (512) 531-6000.

                                        By Order of the Board of Directors



                                        /s/ Paul E. Martin
                                        ________________________________

                                        Paul E. Martin
                                        Secretary

September 18, 2006

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

                                                  _________________________________________

                                                             VOTE BY TELEPHONE
                                                        QUICK *** EASY *** IMMEDIATE
                                                  _________________________________________


                                                              PERFICIENT, INC.




[_] You can now vote your shares through the telephone.

[_] This eliminates the need to return the proxy card.

[_] Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.


TO VOTE YOUR PROXY BY MAIL
__________________________

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
___________________________

1-866-894-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.


                                                 PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED
                                                 ____________________________________________

                                                               BY TELEPHONE
                                                               ____________



                                             v FOLD AND DETACH HERE AND READ THE REVERSE SIDE v
-----------------------------------------------------------------------------------------------------------------------------------
This Proxy is solicited by the Board of Directors of Perficient.                                                   Please mark [X]
                                                                                                                    your vote
The proxy will vote as specified herein or, if a choice is not specified,                                           like this
he will vote "For" the proposals set forth in items 1 and 2.

                                          FOR          WITHHOLD
                                          all          AUTHORITY
                                        nominees      to vote for
                                                      all nominees                                              FOR AGAINST ABSTAIN
1. Nominee: John T. McDonald,                                         2. Approval of such other matters that    [ ]   [ ]     [ ]
   Ralph C. Derrickson, Max D. Hopper,                                   come before the annual meeting of
   Kenneth R. Johnsen, David S. Lundeen.  [ ]            [ ]             stockholders, or any adjournment thereof,
                                                                         that are required to be approved by the
                                                                         stockholders of Perficient.



(To withhold authority to vote for an individual nominee, write the nominee's name on the line provided below.)

[] For all nominees except:_____________________




                                                                                                              COMPANY ID:

                                                                                                             PROXY NUMBER:

                                                                                                            ACCOUNT NUMBER:


Signature __________________________ Signature, if held jointly __________________________ Date ______________, 2006
Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.
Date: September 18, 2006


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



















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


                                          v FOLD AND DETACH HERE AND READ THE REVERSE SIDE v
-----------------------------------------------------------------------------------------------------------------------------------


PROXY
                                                          PERFICIENT, INC.


          The undersigned hereby appoints John T. McDonald, with full power of substitution, as proxy for the undersigned, to attend the annual meeting of stockholders of Perficient, Inc. ("Perficient"), to be held at Perficient's headquarters at 1120 South
     Capital of Texas Highway, Suite 220, Building 3, Austin, Texas 78746 on October 12, 2006, at 10:00 a.m., Central Time, or any
     adjournment thereof, and to vote the number of shares of Common Stock of Perficient that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows.


                                          (Continued and to be signed and dated on the reverse side)



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